Exhibit 99.1

Contacts:	Investors:	Media:
	Brad Samson	Audrey Mautner
	949-719-2220	303-495-7197
	brad.samson@trizetto.com	audrey.mautner@trizetto.com

TriZetto Delivers First GAAP Profitable Quarter

Pro Forma EPS of $0.06 and GAAP EPS of $0.01

NEWPORT BEACH, Calif.—October 21, 2003—The TriZetto Group, Inc. (Nasdaq: TZIX) today reported financial results for the third quarter ended September 30, 2003, which included the company’s first GAAP quarterly profit, a quarter earlier than analysts’ expectations. On revenues of $76.0 million, TriZetto earned $0.06 per share on a pro forma basis compared to a First Call consensus estimate of $0.05 (pro forma). The company earned $0.01 per share on a GAAP basis.

“I am very pleased to be announcing TriZetto’s first GAAP profitable quarter as a public company,” said Jeff Margolis, TriZetto’s Chairman and CEO. “This achievement was primarily due to improved financial management, including collections, contract compliance, expense containment and capital control. We also continued to refine and narrow the company’s scope towards our most profitable businesses.”

Third Quarter Highlights

•	Total revenues were $76.0 million, up 11% from $68.6 million in the year-ago quarter. Revenues for the first nine months were $223.7 million, up 15% over the prior year period.

•	EBITDA was $9.8 million in the quarter, up 28% from $7.7 million in the third quarter of 2002. For the first nine months, EBITDA was $23.2 million, up 34% from $17.4 million in 2002.

•	Pro forma net income for the quarter was $2.9 million, or $0.06 per diluted share, compared to $4.5 million, or $0.10 per diluted share in 2002. Pro forma numbers exclude acquisition-related expenses. For a detailed definition of pro forma, see the attached financial statements. In 2003, TriZetto is taxing pro forma numbers at a 40% rate; in 2002, pro forma numbers were taxed at less than 5%.

•	GAAP net income for the third quarter was $0.6 million, or $0.01 per diluted share, compared to a net loss of ($3.5) million or ($0.08) per diluted share a year-ago.

•	Days sales outstanding was 55 for the quarter, compared to 62 in the same quarter last year.

•	At September 30, 2003, total revenue backlog was approximately $594 million and the 12-month revenue backlog was approximately $175 million. The timing of contract closings and other factors can cause the company’s backlog to vary from one quarter to the next.

•	365 contracts were signed in the third quarter with a total value of $37.4 million. 48 of those were outsourced services contracts (software hosting, business process outsourcing, and other services) valued at $15.4 million, and 60 were software license contracts valued at $7.9 million. 257 contracts were for consulting, implementation services, software customizations and other services valued at $14.1 million.

“We experienced similar seasonality in third quarter revenues and bookings as a year ago, which affected the timing of new contracts,” added Margolis. “This included the delay of several deals that we had hoped to close in the third quarter.

“As we near implementation completion for several new hosting customers and consider the positive market response of our new products such as Facets Extended Enterprise™, I continue to be optimistic about future bookings. Our innovation in both licensed and hosted customers is generating discussions with some of the largest and most forward-thinking health plans and benefits administrators in the country.”

Outlook

Management expects to achieve the low end of its guidance range for 2003. In addition, while not yet ready to provide complete guidance for 2004, the company is projecting to grow EBITDA by between 25% and 35%, and maintain capital expenditures at or below 2003 levels.

Guidance for 2003 is posted on the company’s web site at www.trizetto.com, “Investor Relations,” “Financial Reports.” TriZetto’s actual financial results may vary from guidance, depending upon the timing of contract signings, competition, changes in demand for products and services, and other factors that are identified in TriZetto’s Form 10-K and other SEC filings.

Financial Review

Revenue—Third quarter revenues totaled $76.0 million, up 11% from $68.6 million in the third quarter of 2002, but slightly below the company’s projected range. Recurring revenues totaled $40.5 million in the quarter. Non-recurring revenues were $35.5 million and included $2.2 million of payments contractually due to TriZetto related to the change of control of Altius Health Plans Inc., one of TriZetto’s customers. Recurring revenues represented 53% of total revenues compared to 59% in the third quarter of 2002 and 53% in the second quarter of 2003. The year-over-year decrease in the percentage of recurring revenue reflects a change in the mix of business as revenue from software licenses and implementation contracts grew at a faster rate.

EBITDA—TriZetto reported EBITDA of $9.8 million in the third quarter compared to $7.7 million in the year-ago quarter. The growth in EBITDA illustrates the company’s continued progress on reducing its cost structure and refining its businesses.

Pro forma and GAAP Net Income—Pro forma net income for the quarter was $2.9 million, or $0.06 per diluted share, compared to $4.5 million, or $0.10 per diluted share in 2002. Pro forma numbers exclude acquisition-related expenses. TriZetto reported GAAP net income of $0.6 million in the third quarter, or $0.01 per diluted share, compared with a net loss of ($3.5) million or ($0.08) per diluted share a year ago.

Cash Resources—Cash, restricted cash and short-term investments totaled $81.2 million at September 30, 2003. Net cash provided by operating activities was $7.2 million. The company currently has net operating loss carryforwards of $67 million, which will be applied against future taxable income.

Conference Call

TriZetto will host a conference at 10:30 a.m. Eastern Time / 7:30 a.m. Pacific Time today to discuss its results. Investors may access the Web cast through TriZetto’s Web site at www.trizetto.com, first by clicking on the Investors button, and then on the Company Information drop-down menu item. The conference call will be archived and available through TriZetto’s Web site for 30 days following the call.

The web cast will also be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

About TriZetto

The TriZetto Group, Inc. offers a broad portfolio of healthcare information technology (IT) products and services that can be delivered individually or combined to create a comprehensive solution. The company provides:

•	leading proprietary and third-party software, including e-business applications;

•	outsourced services, such as software hosting, transaction processing and IT department operations; and

•	strategic and implementation consulting.

TriZetto is focused on three healthcare markets: payers, benefits administrators and physician groups. Its more than 450 customers represent approximately 40 percent of the U.S. insured population. Headquartered in Newport Beach, Calif., TriZetto can be reached at (949) 719-2200 or www.trizetto.com.

Important Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about future net revenues, profits, and financial results, the market for TriZetto’s services, future service offerings, client and partner relationships, and TriZetto’s operational capabilities. Actual results may differ materially from those stated in any forward-looking statements based on a number of factors, including the effectiveness of TriZetto’s implementation of its business plan, the market’s acceptance of TriZetto’s services, risks associated with management of growth, reliance on third parties to supply key components of TriZetto’s services, attraction and retention of employees, variability of quarterly operating results, competitive factors, risks associated with acquisitions, changes in demand for third party products or solutions, which form the basis of TriZetto’s service offerings, financial stability of our customers, the ability of TriZetto to meet its contractual obligations to customers, changes in government laws and regulations and risks associated with rapidly changing technology, as well as the other risks identified in TriZetto’s Form 10-K and other SEC filings.

# # #

4

The TriZetto Group, Inc.

Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,
	2003	2002
Revenues
Recurring revenue	$40,496	$40,291
Non-recurring revenue	35,522	28,311

Total revenues	76,018	68,602
Cost of revenues
Recurring revenue	28,862	27,636
Non-recurring revenue	24,889	17,817

Total cost of revenues	53,751	45,453
Gross profit	22,267	23,149
Operating expenses
Research and development	6,334	5,432
Selling, general and administrative	11,172	13,748
Amortization of goodwill and other intangible assets	3,324	7,361
Restructuring and related impairment charges	—	235

Total operating expenses	20,830	26,776
Income (loss) from operations	1,437	(3,627)
Interest income	155	577
Interest expense	(483)	(383)

Income (loss) before provision for income taxes	1,109	(3,433)
Provision for income taxes	(479)	(54)

Net income (loss)	$630	$(3,487)

Net loss per share:
Basic and diluted	$0.01	$(0.08)

Weighted average shares outstanding:
Basic and diluted	46,307	45,430

Other financial data:
Pro forma net income (a)	$2,921	$4,530
EBITDA (b)	$9,776	$7,650
12-month backlog (c)	$175,000	$185,000
Total backlog (d)	$594,000	$593,000

See footnote definitions on following page.

The TriZetto Group, Inc.

Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

(a)	The Company defines pro forma net income as earnings before amortization of acquisition intangibles and deferred stock compensation, restructuring and related impairment charges, impairment of goodwill and identified intangibles charges, and related taxes. A 40% tax rate is then calculated on pre-tax pro forma net income. Other companies may calculate pro forma earnings differently. Pro forma earnings is a non-GAAP measure of profitability. Pro forma net income should not be considered in isolation or as an alternative to net income or to cash cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indicator of operating performance or as a measure of liquidity.

	Three Months Ended September 30,
	2003	2002
Reconciliation of net income (loss) to pro forma net income:
Net income (loss)	$630	$(3,487)
Amortization of intangible assets and deferred stock compensation	3,760	7,799
Restructuring and related impairment charges	—	235
Provision for income taxes	479	54

Pro forma pre tax income	4,869	4,601
Pro forma income tax provision	1,948	71

Pro forma net income	$2,921	$4,530

Pro forma net income per share:
Basic	$0.06	$0.10

Diluted	$0.06	$0.10

Pro forma weighted average shares outstanding:
Basic	46,307	45,430

Diluted	47,955	46,616

(b)	The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization, and restructuring and related impairment charges, amortization of deferred stock compensation and impairment of goodwill and other intangible assets. Other companies may calculate EBITDA differently. EBITDA is a non-GAAP measure of profitability and is a widely accepted financial indicator of a company’s ability to service debt. EBITDA should not be considered in isolation or as an alternative to net income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indicator of operating performance or as a measure of liquidity. Total depreciation, amortization and restructuring and related impairment charges for the three months ended September 30, 2003 and 2002, were $8,339 and $11,277, respectively.

(c)	The Company defines 12-month backlog as minimum recurring revenue and non-recurring software licenses from existing contracts to be recognized over the next 12 months.

(d)	The Company defines total backlog as total revenue not yet recognized from recurring revenue and non-recurring software licenses from existing contracts.

The TriZetto Group, Inc.

Consolidated Statements of Operations

EBITDA Presentation

(unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,
	2003	2002
Revenues
Recurring revenue	$40,496	$40,291
Non-recurring revenue	35,522	28,311

Total revenues	76,018	68,602
Cost of revenues
Recurring revenue	26,057	25,546
Non-recurring revenue	24,046	17,224

Total cost of revenues	50,103	42,770
Gross profit	25,915	25,832
Operating expenses
Research and development	6,019	5,390
Selling, general and administrative	10,120	12,792

	16,139	18,182
EBITDA	9,776	7,650
Operating depreciation and amortization	4,579	3,243
Amortization of deferred stock compensation	436	438
Amortization of goodwill and other intangible assets	3,324	7,361
Restructuring and related impairment charges	—	235

	8,339	11,277
Income (loss) from operations	1,437	(3,627)
Interest income	155	577
Interest expense	(483)	(383)

Income (loss) before provision for income taxes	1,109	(3,433)
Provision for income taxes	(479)	(54)

Net income (loss)	$630	$(3,487)

The TriZetto Group, Inc.

Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

	Nine Months Ended September 30,
	2003	2002
Revenues
Recurring revenue	$120,451	$120,919
Non-recurring revenue	103,217	74,158

Total revenues	223,668 (a)	195,077
Cost of revenues
Recurring revenue	87,082	84,888
Non-recurring revenue	69,192	45,825

Total cost of revenues	156,274	130,713
Gross profit	67,394	64,364
Operating expenses
Research and development	18,542	16,440
Selling, general and administrative	40,427	41,264
Amortization of acquisition intangibles	9,957	20,840
Restructuring and related impairment charges	—	479

Total operating expenses	68,926	79,023
Loss from operations	(1,532)	(14,659)
Interest income	773	1,253
Interest expense	(1,515)	(1,091)

Loss before (provision for) benefit from income taxes	(2,274)	(14,497)
(Provision for) benefit from income taxes	(1,124)	2,726

Net loss	$(3,398)	$(11,771)

Net loss per share:
Basic and diluted	$(0.07)	$(0.26)

Weighted average shares outstanding:
Basic and diluted	46,066	45,150

Other financial data:
Pro forma net income (b)	$5,582	$8,460
EBITDA (c)	$23,225	$17,366
12-month backlog (d)	$175,000	$185,000
Total backlog (e)	$594,000	$593,000

See footnote definitions on following page.

The TriZetto Group, Inc.

Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

(a)	In Q3, 2003, the company adopted EITF 01-14, Income Statement Characterization of Reimbursements Received for “Out-of-Pocket” Expenses Incurred. Accordingly, the year to date revenue includes $900 from Q1 and $1,200 from Q2 that were previously recorded as a reduction to expenses incurred. In other words, year to date revenues and cost of revenues have been increased by these amounts. Therefore, this change in accounting policy had no effect on EBITDA, earnings, or earnings per share for either Q3 or the nine months ending September 30, 2003.

(b)	The Company defines pro forma net income as earnings before amortization of acquisition intangibles and deferred stock compensation, restructuring and related impairment charges, impairment of goodwill and identified intangibles charges, and related taxes. A 40% tax rate is then calculated on pre-tax pro forma net income. Other companies may calculate pro forma earnings differently. Pro forma earnings is a non-GAAP measure of profitability. Pro forma net income should not be considered in isolation or as an alternative to net income or to cash cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indicator of operating performance or as a measure of liquidity.

	Nine Months Ended September 30,
	2003	2002
Reconciliation of net loss to pro forma net income:
Net loss	$(3,398)	$(11,771)
Amortization of intangible assets and deferred stock compensation	11,578	22,691
Restructuring and related impairment charges	—	479
Provision for (benefit from) income taxes	1,124	(2,726)

Pro forma pre tax income	9,304	8,673
Pro forma income tax provision	3,722	213

Pro forma net income	$5,582	$8,460

Pro forma net income per share:
Basic	$0.12	$0.19

Diluted	$0.12	$0.18

Pro forma weighted average shares outstanding:
Basic	46,066	45,150

Diluted	47,261	46,652

(c)	The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization, and restructuring and related impairment charges, amortization of deferred stock compensation and impairment of goodwill and other intangible assets. Other companies may calculate EBITDA differently. EBITDA is a non-GAAP measure of profitability and is a widely accepted financial indicator of a company’s ability to service debt. EBITDA should not be considered in isolation or as an alternative to net income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indicator of operating performance or as a measure of liquidity. Total depreciation, amortization and restructuring and related impairment charges for the nine months ended September 30, 2003 and 2002, were $24,757 and $32,025, respectively.

(d)	The Company defines 12-month backlog as minimum recurring revenue and non-recurring software licenses from existing contracts to be recognized over the next 12 months.

(e)	The Company defines total backlog as total revenue not yet recognized from recurring revenue and non-recurring software licenses from existing contracts.

The TriZetto Group, Inc.

Consolidated Statements of Operations

EBITDA Presentation

(unaudited and in thousands, except per share amounts)

	Nine Months Ended September 30,
	2003	2002
Revenues
Recurring revenue	$120,451	$120,919
Non-recurring revenue	103,217	74,158

Total revenues	223,668 (a)	195,077
Cost of revenues
Recurring revenue	78,832	78,483
Non-recurring revenue	66,840	44,582

Total cost of revenues	145,672	123,065
Gross profit	77,996	72,012
Operating expenses
Research and development	17,519	16,292
Selling, general and administrative	37,252	38,354

	54,771	54,646
EBITDA	23,225	17,366
Operating depreciation and amortization	13,179	8,855
Amortization of deferred stock compensation	1,621	1,851
Amortization of acquisition intangibles	9,957	20,840
Restructuring and related impairment charges	—	479

	24,757	32,025
Loss from operations	(1,532)	(14,659)
Interest income	773	1,253
Interest expense	(1,515)	(1,091)

Loss before (provision for) benefit from income taxes	(2,274)	(14,497)
(Provision for) benefit from income taxes	(1,124)	2,726

Net Loss	$(3,398)	$(11,771)

(a)	See footnote (a) on previous page for explanation.

The TriZetto Group, Inc.

Condensed Consolidated Balance Sheets

(unaudited and in thousands)

	September 30, 2003	December 31, 2002
Assets
Current assets:
Cash, restricted cash and investments	$81,185	$81,117
Accounts receivable, net	32,381	32,847
Prepaid expenses and other current assets	7,542	9,511

Total current assets	121,108	123,475
Property and equipment, net	43,535	42,307
Other assets	25,220	18,237
Goodwill and other intangible assets, net	44,570	53,977

Total assets	$234,433	$237,996

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,809	$10,757
Short-term note payables and capital lease obligations	27,095	17,921
Other accrued liabilities	43,665	52,466

Total current liabilities	83,569	81,144
Other long-term obligations	14,303	19,438

Total liabilities	97,872	100,582
Total stockholders’ equity	136,561	137,414

Total liabilities and stockholders’ equity	$234,433	$237,996